Exhibit 10.21

Execution Version

GUARANTEE AND COLLATERAL AGREEMENT

made by

Jones Energy, Inc.

in favor of

Wells Fargo Bank, N.A.,

as Administrative Agent

Dated as of January 29, 2014

i

SCHEDULES:

1.                                      Notice Addresses of New Guarantor

2.                                      Commercial Tort Claims

3.                                      Filings and Other Actions Required to Perfect Security Interests

ii

4.                                      Legal Name, Location of Jurisdiction of Organization, Organizational Identification Number, Taxpayer Identification Number and Chief Executive Office

5.                                      Prior Names, Prior Chief Executive Office, Location of Tangible Assets

iii

This GUARANTEE AND COLLATERAL AGREEMENT, dated as of January 29, 2014, is made by Jones Energy, Inc., a Delaware corporation (the “Grantor”), in favor of Wells Fargo Bank, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), for the ratable benefit of the Secured Parties (such capitalized term and other capitalized terms used in this Agreement as hereinafter defined).

WHEREAS, pursuant to that certain Credit Agreement dated as of December 31, 2009 (as heretofore amended and as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), by and among the Jones Energy Holdings, LLC, a Delaware limited liability company (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and the Administrative Agent, the Lenders have extended Commitments to make Loans to the Borrower and to participate in Letters of Credit issued thereunder; and

WHEREAS, the Borrower and certain of its Subsidiaries have entered into that certain Guarantee and Collateral Agreement dated as of December 31, 2009 (as heretofore amended and supplemented, and as further amended, supplemented, amended and restated, or otherwise modified from time to time, the “Existing GCA”);

WHEREAS, the Borrower desires to amend the Credit Agreement pursuant to an Agreement and Amendment No. 8 to Credit Agreement (the “Amendment”) by and among the Borrower, the Grantor, the Administrative Agent and the Lenders party thereto;

WHEREAS, in connection with the Amendment, the Grantor is required to execute and deliver this Agreement;

WHEREAS, the Borrower has entered into or may enter into certain Permitted Swap Agreements; and

WHEREAS, the Borrower has entered into arrangements for or may enter into arrangements for certain Bank Products pursuant to the terms of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Amendment and to continue to perform their respective obligations under the Credit Agreement and to induce the Secured Parties to make their respective extensions of credit to the Borrower thereunder and the extension of financial accommodations under the Permitted Swap Agreements and with respect to the Bank Products referred to above, the Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

ARTICLE I
Definitions

Section 1.01                             Definitions.

(a)                                 As used in this Agreement, each term defined above shall have the meaning indicated above.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms as well as all uncapitalized terms which are defined in the UCC (as defined below) on the date hereof are used herein as so defined:  Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Supporting Obligations, and Tangible Chattel Paper.

(b)                                 The following terms shall have the following meanings:

“Account Debtor” shall mean a Person (other than the Grantor) obligated on an Account, Chattel Paper, or General Intangible.

“Agreement” shall mean this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Cash Collateral Accounts” shall mean all Deposit Accounts held with the Administrative Agent as cash collateral pursuant to Section 2.08(j) of the Credit Agreement.

“Collateral” shall have the meaning assigned such term in Section 3.01.

“Competing Guaranty” shall have the meaning assigned such term in Section 2.01(b)(i)(C).

“Contracts” shall mean all contracts to which the Grantor now is, or hereafter will be bound, or to which the Grantor is or hereafter will be a party, beneficiary or assignee and all exhibits, schedules and other attachments to such contracts, as the same may be amended, supplemented or otherwise modified or replaced from time to time.

“Contract Documents” shall mean all Instruments, Chattel Paper, letters of credit, bonds, guarantees or similar documents evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, the Contract Rights.

“Contract Rights” shall mean (i) all (A) of the Grantor’s rights to payment under any Contract or Contract Document and (B) payments due and to become due to the Grantor under any Contract or Contract Document, in each case whether as contractual obligations, damages or otherwise; (ii) all of the Grantor’s claims, rights, powers, or privileges and remedies under any Contract or Contract Document; and (iii) all of the Grantor’s rights under any Contract or Contract Document to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval together with full power and authority with respect to any Contract or Contract Document to demand, receive, enforce or collect any of the foregoing rights or any property which is the subject of any Contract or Contract Document, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which, in the opinion of the Administrative Agent, may be necessary or advisable in connection with any of the foregoing.

“Dollars” refers to lawful money of the United States of America.

“Excluded Accounts” shall have the meaning assigned such term in Section 3.01(b).

“Excluded Certificated Collateral” shall have the meaning assigned such term in Section 3.01(b).

“Excluded Contracts” shall have the meaning assigned such term in Section 3.01(b).

“Excluded Equity” shall have the meaning assigned such term in Section 3.01(b).

“Excluded Governmental Permits” shall have the meaning assigned such term in Section 3.01(b).

“Excluded Perfection Assets” shall mean, collectively, any Property (a) in which a security interest cannot be perfected by the filing of a financing statement under the UCC and (b) with respect to which the Administrative Agent has determined, and continues to maintain, in its reasonable discretion that the cost of perfecting a security interest in such Property outweighs any benefit that would be received by the Secured Parties therefrom; provided that any such Property shall immediately and automatically cease to constitute “Excluded Perfection Assets” if, at any time, the Administrative Agent determines in its reasonable discretion that the cost of perfecting a security interest in such Property no longer outweighs the benefit that would be received by the Secured Parties therefrom.

“Excluded PMSI Collateral” shall have the meaning assigned such term in Section 3.01(b).

“Excluded Real Property” shall have the meaning assigned such term in Section 3.01(b).

“Excluded Securities” shall mean the Equity Interests of Borrower and the certificates or instruments, if any, representing such Equity Interests.

“Exempt Goods” shall have the meaning assigned such term in Section 5.08.

“Exempt Instruments and Chattel Paper” shall have the meaning assigned such term in Section 5.09.

“Existing Grantors” shall mean, collectively, the Existing Guarantors and the Borrower.

“Existing Guarantors” shall mean, collectively, each Subsidiary that is, or becomes, party to the Existing GCA.

 “Foreign Subsidiary” shall have the meaning assigned such term in Section 3.01(b).

“Governmental Permits” shall mean any franchise, permit, certificate, license or authorization of any Governmental Authority.

“Guarantors” shall mean, collectively, the Existing Guarantors and the New Guarantor.

“Issuers” means, collectively, each issuer of a Pledged Security.

“New Guarantor” shall mean the Grantor.

“Obligations” shall mean, collectively, all Indebtedness, liabilities and obligations of the Borrower and each Guarantor to the Secured Parties, of whatsoever nature and howsoever evidenced, due or to become due, now existing or hereafter arising, whether direct or indirect, absolute or contingent, which may arise under, out of, or in connection with the Credit Agreement, the other Loan Documents, any agreements, instruments or other documents entered into for the provision of Bank Products, and any Permitted Swap Agreements (provided that when any Hedge Bank ceases to be a Lender or an Affiliate of a Lender, “Obligations” shall include obligations under any Permitted Swap Agreement held by it only to the extent such obligations arise from transactions (i) entered into at the time that such Hedge Bank was a Lender or an Affiliate of a Lender or (ii) entered into on or prior to the Effective Date by a Person or an Affiliate of a Person that is a Lender on the Effective Date), and any amendment, restatement or modification of any of the foregoing, including, but not limited to, the full and punctual payment when due of any unpaid principal of the Loans and LC Exposure, any amounts payable in respect of an early termination under any Permitted Swap Agreement, interest (including, without limitation, interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, reimbursement obligations, guaranty obligations, penalties, indemnities, legal and other fees, charges and expenses, and amounts advanced by and expenses incurred in order to preserve any collateral or security interest, whether due after acceleration or otherwise.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, (A) no Hedge Obligations and no Bank Product Obligations shall be “Obligations” after all Commitments have terminated or expired, all Indebtedness (other than Hedge Obligations, Bank Product Obligations and indemnities and other contingent obligations not then due and payable and as to which no claim has been made as of the time of determination) have been paid in full in cash and all Letters of Credit have expired or terminated or the LC Exposure has been cash collateralized (or as to which other arrangements satisfactory to the Administrative Agent and the Issuing Bank shall have been made) as provided for in the Credit Agreement and (B) no Excluded Swap Obligations shall be “Obligations”.

“Permitted Swap Agreement” shall mean any Swap Agreement entered into by any Existing Grantor with any Hedge Bank.

“Pledged Securities” shall mean: (i) all of Grantor’s interest in the Equity Interest of any Person (other than the Excluded Securities); and (ii) (a) the certificates or instruments, if any, representing such Equity Interests, (b) all dividends (cash, stock or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests, (c) all replacements, additions to and substitutions for any of the property referred to in this definition, including, without limitation, claims against third parties, (d) the proceeds, interest, profits and other income of or on any of the property referred to in this definition and (e) all books and records relating to any of the property referred to in this definition.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Lenders, the Hedge Banks, and Wells Fargo and any of its Affiliates providing Bank Products to any Credit Party.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Termination” shall mean such time at which each of the following events shall have occurred on or prior to such time: (a) all Commitments have terminated or expired, (b) the Credit Agreement has terminated, (c) all Obligations (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made as of the time of determination) have been paid in full in cash, and (d) all Letters of Credit have expired or terminated or the LC Exposure has been cash collateralized (or as to which other arrangements satisfactory to the Administrative Agent and the Issuing Bank shall have been made) as provided for in the Credit Agreement.

“UCC” shall mean the Uniform Commercial Code, as it may be amended, from time to time in effect in the State of Texas; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

Section 1.02                             Other Definitional Provisions; References.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The gender of all words shall include the masculine, feminine, and neuter, as appropriate.  The words “herein,” “hereof,” “hereunder” and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection.  Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein.  Any reference herein to an exhibit, schedule or annex shall be deemed to refer to the applicable exhibit, schedule or annex attached hereto unless otherwise stated herein.  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

Section 1.03                             Computation of Time Periods.  In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE II
Guarantee

Section 2.01                             Guarantee.

(a)                                 The New Guarantor hereby, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and each of their respective permitted successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower and the Guarantors when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.  This is a guarantee of payment and not collection and the liability of the New Guarantor is primary and not secondary.

(b)                                 Anything contained in this Agreement to the contrary notwithstanding, the obligations of the New Guarantor under this Agreement on any date shall be limited to a maximum aggregate amount equal to the largest amount that would not, on such date, render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any applicable provisions of comparable laws relating to bankruptcy, insolvency, or reorganization, or relief of debtors (collectively, the “Fraudulent Transfer Laws”), but only to the extent that any Fraudulent Transfer Law has been found in a final non-appealable judgment of a court of competent jurisdiction to be applicable to such obligations as of such date, in each case

(i)                                     after giving effect to all liabilities of the New Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws, but specifically excluding:

(A)                               any liabilities of the New Guarantor in respect of intercompany indebtedness to the Borrower or other affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by the New Guarantor hereunder;

(B)                               any liabilities of the New Guarantor under this Agreement; and

(C)                               any liabilities of the New Guarantor under each of its other guarantees of and joint and several co-borrowings of Debt, in each case entered into on the date this Agreement becomes effective, which contain a limitation as to maximum amount substantially similar to that set forth in this Section 2.01(b) (each such other guarantee and joint and several co-borrowing entered into on the date this Agreement becomes effective, a “Competing Guaranty”) to the extent the New Guarantor’s liabilities under such Competing Guaranty exceed an amount equal to (x) the aggregate principal amount of the New Guarantor’s obligations under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 2.01(b)), multiplied by (y) a fraction (I) the numerator of which is the aggregate principal amount of the New Guarantor’s obligations under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 2.01(b)), and (II) the denominator of which is the sum of (A) the aggregate principal amount of the obligations of the New Guarantor under all other Competing Guaranties (notwithstanding the operation of those limitations contained in such other Competing Guaranties that are substantially similar to this Section 2.01(b)), (B) the aggregate principal amount of the obligations of the New Guarantor under this Agreement (notwithstanding the operation of this Section 2.01(b)), and (C) the aggregate principal amount of the obligations of the New Guarantor under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 2.01(b)); and

(ii)                                  after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of the New Guarantor pursuant to applicable law or pursuant to the terms of any agreement.

(c)                                  The New Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of the New Guarantor hereunder without impairing the guarantee contained in this Article II or affecting the rights and remedies of the Administrative Agent or any Secured Party hereunder.

(d)                                 The New Guarantor agrees that if the maturity of any of the Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to the New Guarantor.  The guarantee contained in this Article II shall remain in full force and effect until Security Termination has occurred, notwithstanding that from time to time during the term of the Credit Agreement, no Obligations may be outstanding.

(e)                                  No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the New Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the New Guarantor in respect of the Obligations or any payment received or collected from the New Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of the New Guarantor hereunder until Security Termination has occurred.

Section 2.02                             Payments.  The New Guarantor hereby agrees and guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the principal office of the Administrative Agent specified pursuant to the Credit Agreement.

Section 2.03                             Keepwell.  To the extent that the New Guarantor is a Qualified ECP Guarantor, it hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Agreement or the Existing GCA, in each instance, in respect of Swap Obligations (provided, however, that the New Guarantor, to the extent it is a Qualified ECP Guarantor, shall only be liable under this Section 2.03 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.03, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of the New Guarantor, to the extent it is a Qualified ECP Guarantor, under this Section 2.03 shall remain in full force and effect until the Security Termination has occurred.  The New Guarantor, to the extent it is a Qualified ECP Guarantor, intends that this Section 2.03 constitute, and this Section 2.03 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE III
Grant of Security Interest

Section 3.01                             Grant of Security Interest.

(a)                                 The Grantor hereby pledges, assigns and transfers to the Administrative Agent, and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(1)                                 all Accounts;

(2)                                 all Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper);

(3)                                 all Commercial Tort Claims described on Schedule 2 hereto;

(4)                                 all Cash Collateral Accounts;

(5)                                 all Documents;

(6)                                 all General Intangibles (including, without limitation, rights in and under any Swap Agreements);

(7)                                 all Goods (including, without limitation, all Inventory and all Equipment, but excluding all Fixtures);

(8)                                 all Instruments;

(9)                                 all Investment Property;

(10)                          all Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing;

(11)                          all Pledged Securities;

(12)                          all Supporting Obligations;

(13)                          all books and records pertaining to the Collateral; and

(14)                          to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security, guarantees and other Supporting Obligations given with respect to any of the foregoing.

(b)                                 Notwithstanding anything to the contrary contained in Section 3.01(a) and other than to the extent set forth in this Section 3.01(b), the following property shall be excluded from the lien and security interest granted hereunder (and shall, as applicable, not be included as “Collateral”, “Inventory”, “Equipment”, “General Intangibles”, “Investment Property”, “Proceeds”, “Instruments” or “Chattel Paper” for the purposes of this Agreement): (i) any Contract, Contract Document or other document (and any Contract Rights arising thereunder) to which the Grantor is a party on the date hereof and any Governmental Permit held by the Grantor, in any case to the extent (but only to the extent) that the Grantor is prohibited from granting a security interest in, pledge of, or charge, mortgage or lien upon any such Property by reason of (A) an existing and enforceable negative pledge or anti-assignment provision or (B) any Governmental Requirement to which the Grantor or its property is subject (all such Contracts, Contract Documents, and other documents being the “Excluded Contracts”) and all such Governmental Permits being the “Excluded Governmental Permits”); provided, however, that (x) the exclusion from the lien and security interest granted by the Grantor hereunder of any Contract Rights or Governmental Permit of the Grantor under one or more of the Excluded Contracts or Excluded Governmental Permits shall not limit, restrict or impair the grant by the Grantor of the lien and security interest in any Accounts or receivables arising under any such Excluded Contract or Excluded Governmental Permits or any payments due or to become due thereunder, and (y) any Excluded Contract or Excluded Governmental Permit shall automatically cease to be excluded from this Section 3.01(b) (and shall automatically be subject to the lien and security interest granted hereby and to the terms and provisions of this Agreement as “Collateral”), to the extent that (1) either of the prohibitions discussed in clause (A) and (B) above is ineffective or subsequently rendered ineffective under Sections 9.406, 9.407, 9.408 or 9.409 of the UCC or under any other Governmental Requirement or is otherwise no longer in effect, or (2) the Grantor has obtained the consent of the other parties to such Excluded Contract to the creation of a lien and security interest in, such Excluded Contract; (ii) as to the Grantor, more than 65% of the outstanding voting stock of (A) any entity that is a controlled foreign corporation under Section 957 of the Internal Revenue Code (or any successor provision thereto) (“Foreign Subsidiary”) and (B) any Subsidiary of the Grantor that has no Property other than Equity Interests in Foreign Subsidiaries (any such stock being the “Excluded Equity”); (iii) any property of the Grantor that is now or hereafter subject to a Lien securing Debt to the extent (and only to the extent) that (A) such Lien is permitted by Section 9.19 of the Credit Agreement and such Debt is permitted by Section 9.02(b) of the Credit Agreement, and (B) the documents evidencing such Debt prohibit the granting of a Lien in the property securing such Debt (all such property being the “Excluded PMSI Collateral”); (iv) the Grantor’s real property interests, including real leasehold interests (all such property being the “Excluded Real Property”); (v) any Deposit Account (other than Cash Collateral Accounts), securities account or commodity hedging account, and any property in such accounts from time to time (all such property being the “Excluded Accounts”); (vi) any motor vehicles, aircraft, rolling stock or other assets subject to certificate-of-title statutes (excluding, for the avoidance of doubt, Oil and Gas Properties) (all such property being the “Excluded Certificated Collateral”); and (vii) the Excluded Securities; provided, however, that any Proceeds received by any Grantor on account of any Excluded Contracts, Excluded Governmental Permits, Excluded Equity, Excluded PMSI Collateral, Excluded Real Property, Excluded Accounts, Excluded Certificated Collateral, Excluded Securities or any other Property excluded under clauses (i) through (vii) above shall constitute Collateral unless any assets or Property constituting such Proceeds are themselves subject to the exclusions set forth in clauses (i) through (vii) above.

Section 3.02                             Transfer of Pledged Securities.  All certificates and instruments representing or evidencing the Pledged Securities shall be delivered to and held pursuant hereto by the Administrative Agent or a Person designated by the Administrative Agent and, in the case of an instrument or certificate in registered form, shall be duly indorsed to the Administrative Agent or in blank by an effective indorsement (whether on the certificate or instrument or on a separate writing), and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Administrative Agent.  Notwithstanding the preceding sentence, all Pledged Securities must be delivered or transferred in such manner, and the Grantor shall take all such further action as may be requested by the Administrative Agent, as to permit the Administrative Agent to be a “protected purchaser” to the extent of its security interest as provided in Section 8.303 of the UCC (if the Administrative Agent otherwise qualifies as a protected purchaser). Grantor Remains Liable under Accounts, Chattel Paper and Payment Intangibles.  Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Accounts, Chattel Paper and Payment Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, to the same extent as if this Agreement had not been executed.  Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any such other Secured Party of any payment relating to such Account, Chattel Paper or Payment Intangible, pursuant hereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

ARTICLE IV
Acknowledgments, Waivers and Consents

Section 4.01                             Acknowledgments, Waivers and Consents.

(a)                                 The Grantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the guarantee and the provision of collateral security for the obligations of Persons other than the Grantor and that until Security Termination has occurred the Grantor’s guarantee and provision of collateral security for the Obligations are absolute, irrevocable and unconditional under any and all circumstances.  In full recognition and furtherance of the foregoing, the Grantor understands and agrees, to the fullest extent permitted under applicable law and except as may otherwise be expressly and specifically provided in the Loan Documents, that the Grantor shall remain obligated hereunder (including, without limitation, with respect to the guarantee made by the Grantor hereby and the collateral security provided by the Grantor herein) and the enforceability and effectiveness of this Agreement and the liability of the Grantor, and the rights, remedies, powers and privileges of the Administrative Agent and the other Secured Parties under this Agreement and the other Loan Documents shall not be affected, limited, reduced, discharged or terminated in any way:

(i)                                     notwithstanding that, without any reservation of rights against the Grantor and without notice to or further assent by the Grantor, (A) any demand for payment of any of the Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such other Secured Party and any of the Obligations continued; (B) the Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, the Administrative Agent or any other Secured Party; (C) the Credit Agreement, the other Loan Documents, any Permitted Swap Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, the Majority Lenders or all Lenders, as the case may be) may deem advisable from time to time; (D) the Borrower, any the Grantor or any other Person may from time to time accept or enter into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to, any Loan Document or any Permitted Swap Agreement, all or any part of the Obligations or any Collateral now or in the future serving as security for the Obligations; (E) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released; and (F) any other event (other than Security Termination) shall occur which constitutes a defense or release of sureties generally; and

(ii)                                  without regard to, and the Grantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of, (A) the illegality, invalidity or unenforceability of the Credit Agreement, any other Loan Document, any Permitted Swap Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (B) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Grantor or any other Person against the Administrative Agent or any other Secured Party, (C) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of the Grantor or any other Person at any time liable for the payment of all or part of the Obligations or the failure of the Administrative Agent or any other Secured Party to file or enforce a claim in bankruptcy or other proceeding with respect to any Person; or any sale, lease or transfer of any or all of the assets of the Grantor, or any changes in the shareholders of the Grantor; (D) the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by the Grantor that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Obligations; (E) any failure of the Administrative Agent or any other Secured Party to marshal assets in favor of the Grantor or any other Person, to exhaust any collateral for all or any part of the Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Grantor or any other Person or to take any action whatsoever to mitigate or reduce the Grantor’s liability under this Agreement or any other Loan Document; (F) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (G) the possibility that the Obligations may at any time and from time to time exceed the aggregate liability of the Grantor under this Agreement; or (H) any other circumstance or act whatsoever, which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of the Borrower for the Obligations, or of the Grantor under the guarantee contained in Article II or with respect to the collateral security provided by the Grantor herein, or which might be available to a surety or guarantor, in bankruptcy or in any other instance.

(b)                                 The Grantor hereby waives to the extent permitted by law:  (i) except as expressly provided otherwise in any Loan Document, all notices to the Grantor, or to any other Person, including but not limited to, notices of the acceptance of this Agreement, the guarantee contained in Article II or the provision of collateral security provided herein, or the creation, renewal, extension, modification, accrual of any Obligations, or notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in Article II or upon the collateral security provided herein, or of default in the payment or performance of any of the Obligations owed to the Administrative Agent or any other Secured Party and enforcement of any right or remedy with respect thereto; or notice of any other matters relating thereto; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in Article II and the collateral security provided herein and no notice of creation of the Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to the Grantor; and all dealings between the Borrower, the other Existing Grantors, and the Grantor, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in Article II and on the collateral security provided herein; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting the Grantor’s liability hereunder or the enforcement thereof; (iv) all rights of revocation with respect to the Obligations, the guarantee contained in Article II and the provision of collateral security herein; and (v) all principles or provisions of law which conflict with the terms of this Agreement and which can, as a matter of law, be waived.

(c)                                  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Grantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Borrower, any other Existing Grantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Existing Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Existing Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against the Grantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.  Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in Article II or any property subject thereto.

Section 4.02                             No Subrogation, Contribution or Reimbursement.  Notwithstanding any payment made by the Grantor hereunder or any set-off or application of funds of the Grantor by the Administrative Agent or any other Secured Party, the Grantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower or the Grantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Obligations, nor shall the Grantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrower or any other Existing Grantor in respect of payments made by the Grantor hereunder, and the Grantor hereby expressly waives, releases, and agrees not to exercise any and all such rights of subrogation, reimbursement, indemnity and contribution.  The Grantor further agrees that to the extent that such waiver and release set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, indemnity and contribution the Grantor may have against the Borrower or against any collateral or security or guarantee or right of offset held by the Administrative Agent or any other Secured Party shall, until Security Termination has occurred, be junior and subordinate to any rights the Administrative Agent and the other Secured Parties may have against the Borrower and the Grantor and to all right, title and interest the Administrative Agent and the other Secured Parties may have in any collateral or security or guarantee or right of offset.  The Administrative Agent, for the benefit of the Secured Parties, may use, sell or dispose of any item of Collateral or security as it sees fit without regard to any subrogation rights the Grantor may have, and upon any disposition or sale, any rights of subrogation the Grantor may have shall terminate.

ARTICLE V
Representations and Warranties

To induce the Administrative Agent and the other Secured Parties to continue to perform their respective obligations under the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce any Hedge Bank to continue to perform its obligations under any existing Permitted Swap Agreements and to enter into new Permitted Swap Agreements, the Grantor hereby represents and warrants to the Administrative Agent and each other Secured Party that:

Section 5.01                             Representations in Credit Agreement.  In the case of the New Guarantor, the representations and warranties set forth in Article VII of the Credit Agreement as they relate to the New Guarantor or to the Loan Documents to which the New Guarantor is a party are true and correct in all material respects, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 5.01, be deemed to be a reference to the New Guarantor’s knowledge.

Section 5.02                             Benefit to the New Guarantor.  The Borrower is a member of an affiliated group of companies that includes the New Guarantor, and the Borrower and the New Guarantor

are engaged in related businesses.  The New Guarantor is an Affiliate of the Borrower and its guaranty and surety obligations pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, it; and it has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of the New Guarantor and the Borrower.

Section 5.03                             Title; No Other Liens.  Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement, the Grantor has good title to all its respective items of the Collateral, in each case, free and clear of all Liens except Liens permitted by the Credit Agreement.  No effective financing statement or other security instrument or recording with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement, the Security Instruments or as are filed to secure Liens permitted by the Credit Agreement, or as to which a duly authorized termination statement relating to such financing statement or other instrument has been delivered to the Administrative Agent on or prior to the date hereof or with respect to which such Lien has been discharged by the Bankruptcy Court.

Section 5.04                             Perfected First Priority Liens.  The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and, if applicable, duly executed form) will constitute valid perfected security interests in all of the Collateral (other than Excluded Perfection Assets) in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of the Grantor and any Persons purporting to purchase any Collateral (other than Inventory sold in the ordinary course of business) from the Grantor and (b) are prior in right of priority to all other Liens on the Collateral in existence on the date hereof except for Excepted Liens that have priority over the Liens on the Collateral by operation of law and other Liens permitted under the Credit Agreement.

Section 5.05                             Legal Name, Organizational Status, Chief Executive Office.  On the date hereof, the correct legal name of the Grantor, the Grantor’s jurisdiction of organization, organizational number, taxpayer identification number and the location of the Grantor’s chief executive office are specified on Schedule 4.

Section 5.06                             Prior Names.  Schedule 5 correctly sets forth all names and trade names that the Grantor has used in the last five years.

Section 5.07                             Pledged Securities.  The shares (or such other interests) of Pledged Securities pledged by the Grantor hereunder constitute all the issued and outstanding shares (or such other interests) of all classes of the Equity Interests of each Issuer (other than the Borrower) owned by the Grantor.  All the shares (or such other interests) of the Pledged Securities have been duly and validly issued and are fully paid and nonassessable; and such Grantor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of any other Person, except the security interest created by this Agreement or any other Security Instrument, Liens on Property securing the Debt under the Second Lien Term Loan Documents to the extent such Liens are permitted under the Credit Agreement, and Excepted Liens. Goods.  No portion of the Collateral constituting Goods (other than Oil and Gas Properties) having an aggregate value in excess of $500,000 is in the possession of a bailee that has issued a negotiable or non-negotiable document covering such Collateral, except any such Collateral (other than Oil and Gas Properties) the aggregate value of which does not exceed $500,000 at any time (the “Exempt Goods”).

Section 5.09                             Instruments and Chattel Paper.  The Grantor has delivered to the Administrative Agent all Collateral constituting Instruments and Chattel Paper (other than Excluded Perfection Assets), except with respect to any such Collateral, the value of, individually or in the aggregate, does not exceed $500,000 (the “Exempt Instruments and Chattel Paper”).  No Collateral constituting Chattel Paper or Instruments contains any statement therein to the effect that such Collateral has been assigned to an identified party other than the Administrative Agent, and the grant of a security interest in such Collateral in favor of the Administrative Agent hereunder does not violate the rights of any other Person as a secured party.

Section 5.10                             Truth of Information; Accounts.  None of the information with respect to the Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by the Grantor to the Administrative Agent or any other Secured Party, or any other information furnished by or on behalf of the Grantor to the Administrative Agent or any other Secured Party in connection with the negotiation of this Agreement or delivered hereunder, as modified or supplemented by other information so furnished, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The place where the Grantor keeps its records concerning the Accounts, Chattel Paper and Payment Intangibles is set forth on Schedule 3.

Section 5.11                             Governmental Obligors.  None of the Account Debtors on the Grantor’s Accounts, Chattel Paper or Payment Intangibles is a Governmental Authority.

ARTICLE VI
Covenants

The Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until Security Termination has occurred:

Section 6.01                             Maintenance of Perfected Security Interest; Further Documentation.

(a)                                 The Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 5.04 and shall defend such security interest against the claims and demands of all Persons whomsoever (other than to the extent such claims and demands are permitted by the Credit Agreement).

(b)                                 At any time and from time to time, upon the request of the Administrative Agent or any other Secured Party, and at the sole expense of the Grantor, the Grantor will promptly and duly give, execute, deliver, indorse, file or record any and all financing statements, continuation statements, amendments, notices (including, without limitation, notifications to financial institutions and any other Person), contracts, agreements, assignments, certificates, stock powers or other instruments, obtain any and all governmental approvals and consents and take or cause to be taken any and all steps or acts that may be necessary or as the Administrative Agent may reasonably request to create, perfect (other than with respect to Excluded Perfection Assets), establish the priority of, or to preserve the validity, perfection (other than with respect to Excluded Perfection Assets) or priority of, the Liens granted by this Agreement or to enable the Administrative Agent or any other Secured Party to enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens or to otherwise obtain or preserve the full benefits of this Agreement and the rights, powers and privileges herein granted.

(c)                                  Without limiting the obligations of the Grantor under Section 6.01(b), other than with respect to Collateral constituting Excluded Perfection Assets, Exempt Goods and Exempt Instruments and Chattel Paper:  (i) upon the request of the Administrative Agent, the Grantor shall take or cause to be taken all actions (other than any actions required to be taken by the Administrative Agent or any Secured Party) reasonably requested by the Administrative Agent to cause the Administrative Agent to (A) have “control” (within the meaning of Sections 9.104, 9.105, 9.106, and 9.107 of the UCC) over any Collateral constituting Electronic Chattel Paper, Investment Property (including the Pledged Securities), or Letter-of-Credit Rights, including, without limitation, executing and delivering any agreements, in form and substance reasonably satisfactory to the Administrative Agent, with securities intermediaries, issuers or other Persons in order to establish “control”, and the Grantor shall promptly notify the Administrative Agent and the other Secured Parties of the Grantor’s acquisition of any such Collateral, and (B) be a “protected purchaser” (as defined in Section 8.303 of the UCC); (ii) with respect to Collateral other than certificated securities and goods covered by a document in the possession of a Person other than the Grantor or the Administrative Agent, the Grantor shall obtain written acknowledgment that such Person holds possession for the Administrative Agent’s benefit; and (iii) with respect to any Collateral constituting Goods that are in the possession of a bailee, the Grantor shall provide prompt notice to the Administrative Agent and the other Secured Parties of any such Collateral then in the possession of such bailee, and the Grantor shall take or cause to be taken all actions (other than any actions required to be taken by the Administrative Agent or any other Secured Party) necessary or reasonably requested by the Administrative Agent to cause the Administrative Agent to have a perfected security interest in such Collateral under applicable law.

(d)                                 This Section 6.01 and the obligations imposed on the Grantor by this Section 6.01 shall be interpreted as broadly as possible in favor of the Administrative Agent and the other Secured Parties in order to effectuate the purpose and intent of this Agreement.

Section 6.02                             Maintenance of Records.  The Grantor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts.

Section 6.03                             Changes in Locations, Name, etc.  The Grantor recognizes that financing statements pertaining to the Collateral have been or may be filed where the Grantor is organized.  Without limitation of any other covenant herein, the Grantor will not cause or permit (i) any change to be made in its name, identity or corporate structure or (ii) any change to the Grantor’s jurisdiction of organization, unless the Grantor shall have first (1) notified the Administrative Agent of such change at least ten (10) days (or such shorter period of time as may be reasonably acceptable to the Administrative Agent) prior to the effective date of such change, and (2) taken all action reasonably requested by the Administrative Agent for the purpose of maintaining the perfection and priority of the Administrative Agent’s security interests under this Agreement.

Section 6.04                             Limitations on Dispositions of Collateral.  The Administrative Agent and the other Secured Parties do not authorize, and the Grantor agrees not to Dispose of any of the Collateral, except to the extent permitted by the Credit Agreement.

Section 6.05                             Pledged Securities.

(a)                                 If the Grantor shall become entitled to receive or shall receive any stock certificate or other instrument (including, without limitation, any certificate or instrument representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate or instrument issued in connection with any reorganization), option or rights in respect of the capital stock or other equity interests of any Issuer whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares (or such other interests) of the Pledged Securities, or otherwise in respect thereof, the Grantor shall accept the same as the agent of the Administrative Agent and the other Secured Parties, hold the same in trust for the Administrative Agent and the other Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by the Grantor to the Administrative Agent, if required, together with an undated stock power or other equivalent instrument of transfer acceptable to the Administrative Agent covering such certificate or instrument duly executed in blank by the Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations.

(b)                                 Without the prior written consent of the Administrative Agent, the Grantor will not (except in each case as permitted by the Credit Agreement) (i) unless otherwise permitted hereby, vote to enable, or take any other action to permit, any Issuer to issue any Equity Interest of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except the security interest created by this Agreement or any other Security Instrument, Liens on Property securing the Debt under the Second Lien Term Loan Documents to the extent such Liens are permitted under the Credit Agreement, and Excepted Liens or (iv) enter into any agreement or undertaking restricting the right or ability of the Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

(c)                                  The Grantor shall furnish to the Administrative Agent such stock powers and other equivalent instruments of transfer as may be required by the Administrative Agent to assure the transferability of and the perfection of the security interest in the Pledged Securities when and as often as may be reasonably requested by the Administrative Agent.

(d)           The Pledged Securities will at all times constitute not less than 100% of the capital stock or other equity interests of the Issuer thereof owned by the Grantor.  The Grantor will not permit any Issuer of any of the Pledged Securities to issue any new shares (or other interests) of any class of capital stock or other equity interests of such Issuer without the prior written consent of the Administrative Agent.

Section 6.06          Analysis of Accounts, Etc.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right from time to time to make test verifications of the Accounts, Chattel Paper and Payment Intangibles in any manner and through any medium that it reasonably considers advisable, and the Grantor, at the Grantor’s sole cost and expense, shall furnish all such assistance and information as the Administrative Agent may require in connection therewith.  Upon the occurrence and during the continuance of an Event of Default, at any time and from time to time, upon the Administrative Agent’s request and at the expense of the Grantor, the Grantor shall furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts, Chattel Paper and Payment Intangibles, and all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, Chattel Paper and Payment Intangibles, including, without limitation, all original orders, invoices and shipping receipts.

Section 6.07          Instruments and Tangible Chattel Paper.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper (other than in each case Excluded Perfection Assets), such Instrument or Tangible Chattel Paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

Section 6.08          Commercial Tort Claims.  If the Grantor shall at any time hold or acquire a Commercial Tort Claim that satisfies the requirements of the following sentence, the Grantor shall, within thirty (30) days from the date upon which such Commercial Tort Claim satisfies such requirements, notify the Administrative Agent in a writing signed by the Grantor containing a brief description thereof, and granting to the Administrative Agent in such writing (for the benefit of the Secured Parties) a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Administrative Agent.  The provisions of the preceding sentence shall apply only to a Commercial Tort Claim that satisfies the following requirements:  (i) the monetary value claimed by or payable to the Grantor in connection with such Commercial Tort Claim shall exceed $500,000, and either (ii) (A) the Grantor shall have filed a lawsuit or counterclaim or otherwise commenced legal proceedings (including, without limitation, arbitration proceedings) against the Person against whom such Commercial Tort Claim is made, or (B) the Grantor and the Person against whom such Commercial Tort Claim is asserted shall have entered into a settlement agreement with respect to such Commercial Tort Claim.  In addition, to the extent that the existence of any Commercial Tort Claim held or acquired by the Grantor is disclosed by the Grantor in any public filing with the Securities Exchange Commission or any successor thereto or analogous Governmental Authority, or to the extent that the existence of any such Commercial Tort Claim is disclosed in any press release issued by the Grantor, then, upon the request of the Administrative Agent, the Grantor shall, within thirty (30) days from the date upon which such request is made, transmit to the Administrative Agent a writing signed by the Grantor containing a brief description of such Commercial Tort Claim and granting to the Administrative Agent in such writing (for the benefit of the Secured Parties) a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Administrative Agent.

ARTICLE VII
Remedial Provisions

Section 7.01          Pledged Securities.

(a)           Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 7.01(b), the Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Securities, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities.

(b)           If an Event of Default shall occur and be continuing, then at any time in the Administrative Agent’s discretion without notice, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in accordance with Section 10.02 of the Credit Agreement, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders (or other equivalent body) of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by the Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to the Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)           The Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by the Grantor hereunder (and each Issuer party hereto hereby agrees) to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Grantor, and the Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

(d)           After the occurrence and during the continuation of an Event of Default, if the Issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of the Grantor in respect thereof to exercise the voting and other consensual rights which the Grantor would otherwise be entitled to exercise with respect to the Pledged Securities issued by such Issuer shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Administrative Agent shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

Section 7.02          Collections on Accounts, Etc.  The Administrative Agent hereby authorizes the Grantor to collect upon the Accounts, Instruments, Chattel Paper and Payment Intangibles, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, the Grantor shall notify the Account Debtors that the applicable Accounts, Chattel Paper and Payment Intangibles have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.  The Administrative Agent may, upon the occurrence and during the continuance of an Event of Default, in its own name or in the name of others communicate with the Account Debtors to verify with them to its satisfaction the existence, amount and terms of any Accounts, Chattel Paper or Payment Intangibles.

Section 7.03          Proceeds.  If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, Instruments, Chattel Paper and Payment Intangibles, when collected or received by the Grantor, and any other cash or non-cash Proceeds received by the Grantor upon the sale or other disposition of any Collateral, shall be forthwith (and, in any event, within two Business Days from the date of sale or other disposition of such Collateral) deposited by the Grantor in the exact form received, duly indorsed by the Grantor to the Administrative Agent if required, in a special collateral account maintained by the Administrative Agent, subject to withdrawal by the Administrative Agent for the ratable benefit of the Secured Parties only, as hereinafter provided, and, until so turned over, shall be held by the Grantor in trust for the Administrative Agent for the ratable benefit of the Secured Parties, segregated from other funds of the Grantor.  Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.  All Proceeds (including, without limitation, Proceeds constituting collections of Accounts, Chattel Paper, Instruments) while held by the Administrative Agent (or by the Grantor in trust for the Administrative Agent for the ratable benefit of the Secured Parties) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided.  At such intervals as may be agreed upon by the Grantor and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Grantor or to whomsoever may be lawfully entitled to receive the same.

Section 7.04          UCC and Other Remedies.

(a)           If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise in its discretion, in addition to all other rights, remedies, powers and privileges granted to them in this Agreement, the other Loan Documents, any Permitted Swap Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights, remedies, powers and privileges of a secured party under the UCC (whether the UCC is in effect in the jurisdiction where such rights, remedies, powers or privileges are asserted) or any other applicable law or otherwise available at law or equity.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived and released.  If an Event of Default shall occur and be continuing, the Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Grantor’s premises or elsewhere.  Any such sale or transfer by the Administrative Agent either to itself or to any other Person shall be absolutely free from any claim of right by the Grantor, including any equity or right of redemption, stay or appraisal which the Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted.  Upon any such sale or transfer, the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.04, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 10.02 of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9.615 of the UCC, need the Administrative Agent account for the surplus, if any, to the Grantor.  To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(b)           In the event that the Administrative Agent elects not to sell the Collateral, the Administrative Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations.  Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.  The Administrative Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

Section 7.05          Private Sales of Pledged Securities.  The Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  The Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.  The Grantor agrees to use its best efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 7.05 valid and binding and in compliance with any and all other applicable Governmental Requirements.  The Grantor further agrees that a breach of any of the covenants contained in this Section 7.05 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.05 shall be specifically enforceable against the Grantor, and the Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.  Waiver; Deficiency.  The Grantor waives and agrees not to assert any rights or privileges which it may acquire under the UCC or any other applicable law.  The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.

Section 7.07          Non-Judicial Enforcement.  The Administrative Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, the Grantor expressly waives any and all legal rights which might otherwise require the Administrative Agent to enforce its rights by judicial process.

ARTICLE VIII
The Administrative Agent

Section 8.01          Administrative Agent’s Appointment as Attorney-in-Fact, Etc.

(a)           The Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Administrative Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do any or all of the following:

(i)            pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(ii)           execute, in connection with any sale provided for in Section 7.04 or Section 7.05, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii)          (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible, Chattel Paper or Payment Intangible or with respect to any other Collateral, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any all such moneys due under any Account, Instrument or  General Intangible or with respect to any other Collateral whenever payable; (C) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (D) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (E) receive, change the address for delivery, open and dispose of mail addressed to the Grantor, and to execute, assign and indorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of the Grantor; (F) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (G) defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (H) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (I) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and the Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

Anything in this Section 8.01(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.01(a) unless an Event of Default shall have occurred and be continuing.

(b)           If the Grantor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 8.01, together with interest thereon at the Post-Default Rate from the date of payment by the Administrative Agent to the date reimbursed by the Grantor, shall be payable by the Grantor to the Administrative Agent on demand.

(d)           The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 8.02          Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9.207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral.  Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers.  The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.  To the fullest extent permitted by applicable law, the Administrative Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against the Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters.  The Grantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Administrative Agent or any other Secured Party to proceed against the Grantor or other Person, exhaust any Collateral or enforce any other remedy which the Administrative Agent or any other Secured Party now has or may hereafter have against the Grantor or other Person.

Section 8.03          Execution of Financing Statements.  Pursuant to the UCC and any other applicable law, the Grantor authorizes the Administrative Agent, its counsel or its representative, at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of the Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement.  Additionally, the Grantor authorizes the Administrative Agent, its counsel or its representative, at any time and from time to time, to file or record such financing statements that describe the collateral covered thereby as “all assets of the Grantor”, “all personal property of the Grantor” or words of similar effect.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 8.04          Authority of Administrative Agent.  The Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE IX
Subordination of Indebtedness

Section 9.01          Subordination of All Guarantor Claims.  As used herein, the term “Guarantor Claims” shall mean all debts and obligations of the Borrower to the Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by. After and during the continuation of an Event of Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Guarantor Claims.

Section 9.02          Claims in Bankruptcy.  In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving the Grantor, the Administrative Agent on behalf of the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Guarantor Claims.  The Grantor hereby assigns such dividends and payments to the Administrative Agent for the benefit of the Secured Parties for application against the Obligations as provided under Section 10.02 of the Credit Agreement.  Should the Administrative Agent or any other Secured Party receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to the Grantor, and which shall constitute a credit upon the Guarantor Claims, then upon payment in full of the Obligations, the intended recipient shall become subrogated to the rights of the Administrative Agent and the other Secured Parties to the extent that such payments to the Administrative Agent and the other Secured Parties on the Guarantor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if the Administrative Agent and the other Secured Parties had not received dividends or payments upon the Guarantor Claims.

Section 9.03          Payments Held in Trust.  In the event that notwithstanding Section 9.01 and Section 9.02, the Grantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (a) to hold in trust for the Administrative Agent and the other Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, for the benefit of the Secured Parties; and the Grantor covenants promptly to pay the same to the Administrative Agent.

Section 9.04          Liens Subordinate.  The Grantor agrees that, until Security Termination has occurred, any Liens securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Obligations, regardless of whether such encumbrances in favor of the Grantor, the Administrative Agent or any other Secured Party presently exist or are hereafter created or attach.  Until Security Termination has occurred, without the prior written consent of the Administrative Agent, the Grantor shall not (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Guarantor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

Section 9.05          Notation of Records.  Upon the request of the Administrative Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Guarantor Claims accepted by or held by the Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

ARTICLE X
Miscellaneous

Section 10.01       Waiver.  No failure on the part of the Administrative Agent or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.  The exercise by the Administrative Agent of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any rights of set-off.

Section 10.02       Notices.  All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 12.01 of the Credit Agreement; provided that any such notice, request or demand to or upon the New Guarantor shall be addressed to the New Guarantor at its notice address set forth on Schedule 1.

Section 10.03       Payment of Expenses, Indemnities, Etc.

(a)           The Grantor agrees to pay or promptly reimburse the Administrative Agent and each other Secured Party for all advances, charges, costs and expenses (including, without limitation, all costs and expenses of holding, preparing for sale and selling, collecting or otherwise realizing upon the Collateral and all attorneys’ fees, legal expenses and court costs) incurred by any Secured Party in connection with the exercise of its respective rights and remedies hereunder, including, without limitation, any advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement or any obligation of the Grantor in respect of the Collateral or in connection with (i) the preservation of the Lien of, or the rights of, the Administrative Agent or any other Secured Party under this Agreement, (ii) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding, or (iii) collecting against the Grantor under the guarantee contained in Article II or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which the Grantor is a party.

(b)           The Grantor agrees to indemnify and pay, and to save the Administrative Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, court costs and attorneys’ fees, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement) incurred because of, incident to, or with respect to, the Collateral (including, without limitation, any exercise of rights or remedies in connection therewith) or the execution, delivery, enforcement, performance and administration of this Agreement, to the extent the Borrower would be required to do so pursuant to Section 12.03 of the Credit Agreement; and THE INDEMNITY PROVIDED HEREIN EXTEND TO EACH PERSON BEING INDEMNIFIED NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE

OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE PERSONS BEING INDEMNIFIED OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE PERSONS BEING INDEMNIFIED; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY PERSON BEING INDEMNIFIED, BE AVAILABLE TO THE EXTENT THAT (I) SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILFUL MISCONDUCT OF SUCH PERSON BEING INDEMNIFIED OR (II) SUCH CLAIMS (OTHER THAN CLAIMS AGAINST THE ADMINISTRATIVE AGENT, THE ARRANGER OR THE ISSUING BANK) ARE SOLELY BETWEEN PERSONS BEING INDEMNIFIED.  All amounts for which the Grantor is liable pursuant to this Section 10.03 shall be due and payable by the Grantor to the Secured Parties upon demand.

Section 10.04       Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.02 of the Credit Agreement.

Section 10.05       Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their successors and permitted assigns; provided that, the Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the Lenders, except as otherwise permitted under the Credit Agreement.

Section 10.06       Invalidity.  In the event that any one or more of the provisions contained in this Agreement or in any of the Loan Documents to which the Grantor is a party shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other Loan Document.

Section 10.07       Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 10.08       Survival.  The obligations of the parties under Section 10.03 shall survive the repayment of the Loans and the termination of the Letters of Credit, Permitted Swap Agreements, Credit Agreement and Commitments.  To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the other Secured Parties’ Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect.  In such event, each Security Instrument shall be automatically reinstated and the Grantor shall take such action as may be reasonably requested by the Administrative Agent and the other Secured Parties to effect such reinstatement.

Section 10.09       Captions.  Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 10.10       Governing Law; Submission to Jurisdiction.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS TO WHICH THE GRANTOR IS A PARTY SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT AND THE GRANTOR HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT AND THE GRANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.  THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE ADMINISTRATIVE AGENT OR ANY LENDER FROM OBTAINING JURISDICTION OVER SUCH GRANTOR IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c)           EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT AND THE GRANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PERSON AT THE ADDRESS SPECIFIED ON ITS SIGNATURE PAGE OF THIS AGREEMENT OR THE CREDIT AGREEMENT, AS APPLICABLE, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY HOLDER OF A NOTE OR THE GRANTOR TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GRANTOR IN ANY OTHER JURISDICTION.

(d)           THE ADMINISTRATIVE AGENT, THE GRANTOR AND EACH LENDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR

PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 10.10.

Section 10.11       Acknowledgments.

(a)           The Grantor hereby acknowledges that:

(i)            it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(ii)           neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to the Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantor, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii)          no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantor and the Lenders.

(b)           Each of the parties hereto specifically agrees that it has a duty to read this Agreement and the Security Instruments and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Security Instruments; that it has in fact read this Agreement and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the other Security Instruments; and has received the advice of its attorney in entering into this Agreement and the other Security Instruments; and that it recognizes that certain of the terms of this Agreement and the other Security Instruments result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability.  Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement and the other Security Instruments on the basis that the party had no notice or knowledge of such provision or that the provision is not “conspicuous.”

(c)           The Grantor warrants and agrees that each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which the Grantor otherwise may have against the Borrower, any other Existing Grantor, the Secured Parties or any other Person or against any collateral.  If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

Section 10.12       Set-Off.  The Grantor agrees that, in addition to (and without limitation of) any right of set-off, bankers’ lien or counterclaim a Secured Party may otherwise have, each Secured Party shall have the right and be entitled (after consultation with the Administrative Agent), at its option, to offset (i) balances held by it or by any of its Affiliates for account of the Grantor or any Subsidiary at any of its offices, in Dollars or in any other currency, and (ii) amounts due and payable to such Lender (or any Affiliate of such Lender) under any Permitted Swap Agreement, against any principal of or interest on any of such Secured Party’s Loans, or any other amount due and payable to such Secured Party hereunder, which is not paid when due (regardless of whether such balances are then due to such Person), in which case it shall promptly notify the Borrower and the Administrative Agent thereof, provided that such Secured Party’s failure to give such notice shall not affect the validity thereof.

Section 10.13       Releases.

(a)           Release Upon Payment in Full.  The grant of a security interest hereunder and all of rights, powers and remedies in connection herewith shall remain in full force and effect until the Administrative Agent has (i) retransferred and delivered all Collateral in its possession to the Grantor, and (ii) executed a written release or termination statement and reassigned to the Grantor without recourse or warranty any remaining Collateral and all rights conveyed hereby.  Upon the occurrence of Security Termination, the Administrative Agent, at the written request and expense of the Borrower, will promptly release, reassign and transfer the Collateral to the Grantor and declare this Agreement to be of no further force or effect.

(b)           Further Assurances.  If any of the Collateral shall be sold, transferred or otherwise disposed of by the Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of the Grantor, shall promptly execute and deliver to the Grantor all releases or other documents necessary or reasonably desirable for the release of the Liens created hereby on such Collateral and the capital stock of the Grantor.  At the request and sole expense of the Borrower, the Grantor shall be released from its obligations hereunder in the event that all the capital stock of the Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

(c)           Retention in Satisfaction.  Except as may be expressly applicable pursuant to Section 9.620 of the UCC, no action taken or omission to act by the Administrative Agent or the other Secured Parties hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Administrative Agent and the other Secured Parties shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is provided in Section 10.13(a).

Section 10.14       Reinstatement.  The obligations of the Grantor under this Agreement (including, without limitation, with respect to the guarantee contained in Article II and the provision of collateral herein) shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 10.15       Acceptance.  The Grantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Administrative Agent and the other Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to the Administrative Agent.

Section 10.16       No Oral Agreements.  THE LOAN DOCUMENTS (OTHER THAN THE LETTERS OF CREDIT ISSUED UNDER THE CREDIT AGREEMENT) EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF.  THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

NEW GUARANTOR:	JONES ENERGY, INC.

	By:	/s/ Robert J. Brooks
Robert J. Brooks
Executive Vice President,
Chief Financial Officer, Secretary, and
Treasurer

Signature Page to

Guarantee and Collateral Agreement

(Jones Energy, Inc.)

Acknowledged and Agreed to as
of the date hereof by:

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, N.A.

	By:	/s/ Paul Squires
Paul Squires
Managing Director

Signature Page to

Guarantee and Collateral Agreement

(Jones Energy, Inc.)

Schedule 1

NOTICE ADDRESSES OF GRANTOR

c/o Jones Energy Holdings, LLC

Notice Address:

Attn:  Robert J. Brooks

807 Las Cimas Parkway

Suite 350

Austin, TX 78746

Telephone: 512-672-7170

Facsimile: 512-328-5394

Schedule 1 - 1

Schedule 2

COMMERCIAL TORT CLAIMS

None.

Schedule 2 - 1

Schedule 3

FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

Debtor	Filing Type	Jurisdiction
Jones Energy, Inc.	UCC-1	Delaware

Schedule 3 - 1

Schedule 4

CORRECT LEGAL NAME, LOCATION OF JURISDICTION OF ORGANIZATION, ORGANIZATIONAL IDENTIFICATION NUMBER, TAXPAYER IDENTIFICATION NUMBER AND CHIEF EXECUTIVE OFFICE

Correct Legal Name:	Jones Energy, Inc.
Location of jurisdiction of organization:	Delaware
Organizational identification number:	5301435
Chief Executive Office	807 Las Cimas Parkway Suite 350 Austin, TX 78746

Taxpayer identification number:	80-0907968

Schedule 4 - 1

Schedule 5

PRIOR NAMES

None.

Schedule 5 - 1